UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2023 (August 29, 2023)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2023, Toby Russell, a member of the Board of Directors (the “Board”) of Shift Technologies, Inc. (the “Company”), informed the Company of his decision to resign as a director of the Company, effective August 29, 2023. Mr. Russell served as a Class III director and Chair of the Finance Committee of the Board. Mr. Russell’s decision to resign from the Board was not the result of any disagreement relating to the Company’s operations, policies or practices. The Company thanks Mr. Russell for his commitment and service to the Company. In addition, as previously disclosed on August 28, 2023, Victoria McInnis resigned as a member of the Board of the Company, effective August 22, 2023. After giving effect to the foregoing director resignations of Mr. Russell and Ms. McInnis from the Board, the Board consists of five (5) directors and has two (2) vacancies.

In connection with Mr. Russell’s and Ms. McInnis’ resignation from the Board, on August 30, 2023, Ayman Moussa, Chief Executive Officer of the Company and member of the Board, resigned from his position as a Class II director of the Company, effective August 30, 2023, subject to and conditioned upon his immediate reappointment as a Class I director of the Company. The Board accepted Mr. Moussa’s resignation and immediately reappointed him to serve as a Class I director of the Company, effective August 30, 2023. The resignation and reappointment of Mr. Moussa was effected solely for the purpose of achieving a more equal apportionment in the number of directors in each class of directors resulting from the vacancies on the Board as a result of Mr. Russell’s and Ms. McInnis’ resignation from the Board. After giving effect to the foregoing resignation and reappointment, our directors serve in the three classes of directors as follows: two (2) in Class I, two (2) in Class II and one (1) in Class III. For all other purposes, Mr. Moussa’s service on the Board and as Chief Executive Officer of the Company is deemed to have continued uninterrupted, without any break in service since the date Mr. Moussa first joined the Board in June 2023.

In addition, on August 30, 2023, the Board resolved that Luis I. Solorzano will serve as a member of the Audit Committee, Kimberly H. Sheehy will serve as a member of the Leadership Development, Compensation and Governance Committee, and Adam Nash will serve as the Chair of the Leadership Development, Compensation and Governance Committee. Also, in connection with Ms. McInnis’ resignation from the Board, on August 30, 2023, the Board appointed James E. Skinner to replace Ms. McInnis as Lead Director of the Board, effective August 30, 2023.

Pursuant to Shift’s Director Compensation Policy, Mr. Solorzano will receive an additional cash retainer of $10,000 for his service on the Audit Committee, Ms. Sheehy will receive an additional cash retainer of $5,000 for her service on the Leadership Development, Compensation and Governance Committee, Mr. Nash will receive an additional cash retainer of $15,000 for his service as Chair of the Leadership Development, Compensation and Governance Committee and Mr. Skinner will receive an additional cash retainer of $50,000 for serving as the Lead Director, in each case prorated for service for less than an entire annual period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: August 30, 2023	/s/ Oded Shein
	Name:	Oded Shein
	Title:	Chief Financial Officer

2